UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 4, 2008

K's Media

 (Formerly Kinglake Resources, Inc.)

Nevada

 (State or Other Jurisdiction of Incorporation)

000-52760

 (Commission File Number)

75-3263792

(I.R.S. Employer Identification No.)

10/F Building A, G.T. International Tower, ChaoYang District,
Beijing, China, 100020

(Address of Principal Executive Offices) (Zip Code)

86-10-5921-2230

 (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 4, 2008, K's Media (the "Company") announced that its Board of Directors had appointed Pang, Linshun as the Company's Chief Operating Officer, effective immediately, 2008.

Mr. Pang has over 33 years of experience in media. He spent more than 10 years in the China market, in roles where he was primarily responsible for planning, implementation and assessment of advertising, sales promotion and merchandising programs~~;~~, and supervising media planning and buying activities. Since 2007, as National Buying Director of Media Planning Group ("MPG"), Mr. Pang managed the purchasing activities of four offices located in Beijing, Shanghai, Guangzhou and Hong Kong, and worked to establish relations with numerous large companies. Prior to joining MPG, Mr. Pang served as Media Director at Dentsu China Ltd., one of the largest advertising agencies in the world. From 2001 to 2002, he was the Managing Director - China, of Starcom Worldwide. From 1999 to 2001, Mr. Pang was General Manager for Optimum Media Direction ("Optimum"). Prior to joining Optimum, Mr. Pang was employed in various other media related positions.

Item 9.01     Financial Statements and Exhibits.

(d)       Exhibits

The following exhibits are filed herewith:

99.1         Press Release dated September 4, 2008.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

K's Media
September 4, 2008	By:	/s/ Jake Wei
Jake Wei
Chief Financial Officer